UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2017, CoStar Realty Information, Inc. (the “Buyer”), and CoStar Group, Inc., a Delaware corporation (the “CoStar” ) entered into a Securities Purchase Agreement (the “Agreement”) with LTM Company Dominion, LLC (“LTM”), Dominion Enterprises (“Dominion”), and Landmark Media Enterprises, LLC (“Landmark” and, together with LTM, Dominion, and Landmark, the “Sellers”). Pursuant to the Agreement, and subject to the terms and conditions set forth therein, the Buyer will acquire all of the issued and outstanding shares of common stock, no par value per share, of DE Holdings, Inc. (the “Acquisition”) for an aggregate purchase price (the “Purchase Price”) of $385 million, payable $350 million in cash (without interest) and $35 million in shares of CoStar common stock. The purchase price is subject to customary adjustments.

The completion of the Acquisition is subject to certain conditions, including, among others, (i) the absence of any law or order prohibiting the closing, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), and (iii) the execution of a transition services agreement for the provision of certain services by LTM and its affiliates following completion of the Acquisition. LTM also agreed to various covenants and agreements, including, among others things, (i) not to solicit alternate transactions, (ii) not to compete in the business of DE Holdings and (iii) to conduct its business in the ordinary course during the period between the date of the Agreement and the effectiveness of the Acquisition and refrain from taking various non-ordinary course actions during that period.

The Agreement may be terminated by each of Buyer and LTM under certain circumstances, including if HSR Clearance has not been obtained prior to September 11, 2018. The Agreement contains certain termination rights for both Buyer and LTM, and further provides that, upon the termination of the Agreement under specified circumstances in which certain antitrust approvals are not obtained, Buyer will be required to pay to LTM a cash termination fee of $40 million.

The foregoing description of the Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, are not intended to provide factual, business, or financial information about the parties and may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between CoStar, on the one hand, and the Sellers, on the other hand, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in CoStar’s public disclosures or public disclosures concerning the Sellers.

Item 7.01 Regulation FD Disclosure

On September 12, 2017, CoStar issued a press release announcing the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1*
Securities Purchase Agreement, dated as of September 11, 2017, among CoStar Realty Information, Inc., CoStar Group, Inc., LTM Company Dominion, LLC, Dominion Enterprises, and Landmark Media Enterprises, LLC.

99.1	Press Release of CoStar Group, Inc., relating to the Acquisition.

*     Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: September 12, 2017	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer

Exhibit Number	Description
10.1*
Securities Purchase Agreement, dated as of September 11, 2017, among CoStar Realty Information, Inc., CoStar Group, Inc., LTM Company Dominion, LLC, Dominion Enterprises, and Landmark Media Enterprises, LLC.

99.1	Press Release of CoStar Group, Inc., relating to the Acquisition.

*     Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.